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                                                                    Exhibit 23.2

                          Independent Auditors' Consent


The Board of Directors
First Niagara Financial Group, Inc.:


We consent to the use of our report dated February 18, 2002 relating to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 included herein and to the reference to our firm under the heading "Experts" and "The Conversion - Tax Aspects" in the prospectus.


/s/ KPMG LLP

Buffalo, New York
November 13, 2002

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                                                                    Exhibit 23.2

                          Independent Auditors' Consent


The Board of Directors
First Niagara Financial Group, Inc.:


We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 26, 2002 relating to the statements of net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended, and the schedule of assets held at end of year as of December 31, 2001.


/s/ KPMG LLP

Buffalo, New York
November 13, 2002